Exhibit 4.17

AMENDMENT NO. 1

TO

TERM LOAN AND REVOLVING CREDIT FACILITY AGREEMENT

made by and among

STOLTHAVEN HOUSTON INC.
and
STOLTHAVEN NEW ORLEANS LLC,
as Borrowers,

DNB NOR BANK ASA,
acting through its New York Branch, as
Administrative Agent and Collateral Agent,

the Banks and Financial Institutions
identified on Schedule 1 to the Original Agreement, as Lenders,

and

STOLT-NIELSEN S.A.
and
STOLT-NIELSEN TRANSPORTATION GROUP LTD.,
as Join and Several Guarantors

July 20,  2005

AMENDMENT NO. 1 TO TERM LOAN AND
REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO TERM LOAN AND REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 20th day of July, 2005 by and among (i) STOLTHAVEN HOUSTON INC., a corporation incorporated under the laws of the State of Texas (“Stolthaven Houston”) and STOLTHAVEN NEW ORLEANS LLC, a limited liability company organized under the laws of the State of Louisiana (“Stolthaven New Orleans”), as joint and several borrowers (collectively, the “Borrowers” and each a “Borrower”), (2) the banks and financial institutions listed on Schedule 1 to the Original Agreement (as defined below) (together with any assignee pursuant to Section 11 of the Original Agreement, the “Lenders”), and (3)  DNB NOR BANK ASA, acting through its New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents” and each an “Agent”) and as arranger for the Lenders, and amends and is supplemental to the Term Loan and Revolving Credit Facility Agreement dated as of August 13, 2004 as supplemented by that certain Supplement No. 1 dated as of November 30, 2004 (as so supplemented, the “Original Agreement”) made by and among the Borrowers, the Lenders and the Agents.

W I T N E S S E T H   T H A T:

WHEREAS, pursuant to the Original Agreement, the Lenders made available to the Borrowers a term loan facility in the principal amount of US$150,000,000 (the “Loan”);

WHEREAS, the Borrowers have requested and the Lenders have agreed, subject to the terms and conditions set forth herein, to (i) extend the maturity date of the Loan until August 13, 2010 and (ii) amend certain provisions of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.     Definitions.  Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein, including in the recitals hereto.

2.     Representations and Warranties.  Each of the Borrowers, and each other Security Party by its execution of the Consent and Agreement hereto, hereby reaffirms, as of the date hereof, (and except with respect to any matter disclosed in the Guarantor’s20-F filing, dated May 31, 2005 with respect to the Guarantor’s fiscal year ending November 30, 2004 and filed with the United States Securities and Exchange Commission) each and every representation and warranty made thereby in the Original Agreement, the Notes and the Security Documents (updated mutatis mutandis).

3.     No Defaults.  Each of the Borrowers hereby represents and warrants that as of the date hereof no Event of Default nor any event which with the lapse of time, the giving of notice or both would become an Event of Default has occurred.

4.     Performance of Covenants.  Each of the Borrowers hereby reaffirms that, except as disclosed to the Administrative Agent, it and each other Security Party has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Notes and the

Security Documents, on its part to be performed, and each of the Borrowers, and each other Security Party by its execution of the Consent and Agreement hereto, covenants and undertakes to continue duly to perform and observe such covenants and undertakings, as may be amended hereby, so long as the Original Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

5.     Amendment to the Original Agreement.  Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)           all references to “this Agreement” shall be deemed to refer to the Original Agreement, as further amended and supplemented hereby;

(b)           Section 8.1(k) shall be amended and restated in its entirety as follows:

“(k) Cross-Default.  If there is a default by any Security Party or SNTG Bermuda under any other material contract or agreement with respect to indebtedness or obligations for borrowed money and such default is not cured within any applicable cure period save, in either case, for amounts (except with respect to the Borrowers) of less than Seven Million Five Hundred Thousand Dollars ($7,500,000) in aggregate or, with respect to the Borrowers Ten Thousand Dollars ($10,000), or the equivalent in any other currency, and claims contested in good faith; “

(c)           Section 8.1(p) shall be amended and restated in its entirety as follows:

“(p) Final Judgment.  If any Security Party, SNTG Bermuda or any Shipowning Subsidiary fails to comply with any non appealable court order or fails to pay a final unappealable judgement against it, in either case, in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000), within fourteen (14) days of such order or judgment (save for judgments against Shipowning Subsidiaries which are covered by insurance where insurance has not been disavowed); “

(d)           Section 9.1(s) (Most Favored Nation) shall be deleted in its entirety and the phrase “[INTENTIONALLY OMITTED]” shall be substituted therefor;

(e)           Section 9.2(h) (Restrictions on Investments) shall be deleted in its entirety and the phrase “[INTENTIONALLY OMITTED]” shall be substituted therefor;

(f)            Appendix A shall be amended by:

(i) deleting the definition of “Applicable Margin” and substituting the follow in lieu thereof:

““Applicable Margin” means that rate per annum to be determined, subject to any adjustments pursuant to Section 6.1 of the Credit Agreement, according to SNSA’s Debt/EBITDA Ratio as determined by the most recent Certificate of Compliance of SNSA (delivered to the Administrative Agent pursuant to Section 9.1(g) of the Credit Agreement) in accordance with the following:

Debt/EBITDA Ratio	Applicable Margin
< 2.0	0.60%
> 2.0 but < 3.0	0.70%
> 3.0 but < 4.0	0.80%
> 4.0 but < 5.0	0.90%
> 5.0	1.20%

provided, that during the twelve-month period commencing on July 20, 2005, the Applicable Margin shall be 0.70%; provided, further, that should SNSA fail to deliver a Certificate of Compliance in accordance with the Credit Agreement, the Debt/EBITDA Ratio shall be deemed to be greater than 5.0.”

(ii) deleting the definition of “Final Payment Date” and substituting the follow in lieu thereof:

“Final Payment Date” means August 13, 2010 unless such date is not a Business Day in which case the Final Payment Date shall be the Business Day immediately preceding such date.”;

(iii) amending the definition of “Initial Payment Date” by deleting the phrase “first anniversary” and substituting “second anniversary” in lieu thereof;

(iv) amending the definition of “Revolver Drawdown Date” by deleting the phrase “first anniversary of the Closing” and substituting “July 20, 2005” in lieu thereof; and

(iii) deleting the definition of “Revolver Maturity Date” and substituting the follow in lieu thereof:

“Revolver Maturity Date” means July 20, 2005.”.

6.     Fees and Expenses.

(a) Fees.  The Borrowers shall pay to Administrative Agent (on behalf of the Lenders) upon the execution hereof an amendment fee equal to One Tenth of One Percent (0.10%) of the Credit Facilities.  The Borrowers shall also pay to the Administrative Agent such fees as the parties have otherwise agreed.

(b) Expenses. The Borrowers shall pay promptly to the Administrative Agent all costs and expenses (including reasonable legal fees) of the Lenders and the Agents in connection with the preparation and execution of this Amendment

(b) Payments. All amounts payable under this Section 6 shall be:

(i)            made in Dollars in freely available funds, to the Account of the Administrative Agent at Bank of New York (ABA No. 021000018), for Account No. 8026001499 for further credit to DNB NOR BANK ASA, New York Branch, a/c 15064999; and

(ii)           without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrowers shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders or Agents hereunder, the Borrowers shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in such event, the Borrowers shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Administrative Agent.

7.     No Other Amendment.  All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

8.     Other Documents.  By the execution and delivery of this Amendment, each of the Borrowers, the Lenders, the Agents and, by the execution and delivery of the Consent and Agreement hereto, each other Security Party hereby consent and agree that all references in the Notes and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment.  By the execution and delivery of this Amendment, each of the Borrowers and, by the execution and delivery of the Consent and Agreement hereto, each other Security Party hereby consent and agree that the Notes, the Security Documents and any other documents that have been or may be executed as security for the Loan and any of its or any Security Party’s obligations under the Original Agreement, the Notes or any Security Document to which it is a party shall remain in full force and effect notwithstanding the amendments contemplated hereby.

9.     Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent; provided, however, that the Agents’ signatures hereto shall constitute satisfaction of the conditions set forth below in this Section 9:

a)     Corporate Documents.  The Administrative Agent shall have received such evidence as it may reasonably require as to the authority of the officers or attorneys-in-fact executing this Amendment including, without limitation:

(i)            copies, certified as true and complete by an officer of the Security Parties, of the resolutions of the board of directors thereof evidencing approval of this Amendment and any related amendments to the Security Documents and authorizing appropriate officers or attorneys-in-fact to execute the same on its behalf;

(ii)           copies, certified as true and complete by an officer of the Security Parties or other party acceptable to the Administrative Agent and its legal advisers, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Security Parties as may be required by the Administrative Agent), approvals or consents with respect to this Amendment and any related amendments to the Security Documents;

(iii)          copies, certified as true and correct by an officer of each Security Party of the constitutional documents thereof; and

(iv)          certificates as to the good standing (or the equivalent) of each of the Security Parties.

b)    Security Documents.  Stolthaven Houston shall have duly executed and delivered to the Administrative Agent an amendment to its Mortgages substantially in the form attached hereto as Exhibit A (the “Mortgage Amendments”);

c)     Insurance Evidence and Opinions.  The Administrative Agent shall have received (i) evidence of that such endorsements as are reasonably necessary to preserve and continue the title insurance in effect on each of the Terminals (after giving effect to the Mortgage Amendments) have been obtained and are in effect and (ii) a favorable report and opinion, satisfactory to the Administrative Agent, of JLT Risk Solutions Ltd. that the insurances on the Terminals remains in effect;

d)    Recording and Filing. The Mortgage Amendments and all financing or other similar statements or notices as requested by the Administrative Agent, shall have been duly recorded or filed under the laws of the appropriate federal, state or local jurisdiction, or be in proper form to be duly recorded or filed in such appropriate jurisdiction, and all recording and filing fees and Taxes with respect to any such recording or filing shall have been paid in full (or arrangements, satisfactory to the Administrative Agent and the Lenders, for such payment shall have been made);

e)     Legal Opinions.  The Administrative Agent shall have received legal opinions, in such forms as it may require, addressed to the Administrative Agent, on behalf of the Lenders, from (i) Campbell & Riggs P.C., special Texas counsel for the Borrowers, (ii) Phelps Dunbar LLP, special Louisiana counsel for the Borrower, and (iii)  Alan B. Winsor the general counsel of Stolt-Nielsen Inc., in respect of Security Parties, in each case in such form as the Administrative Agent may require, as well as such other legal opinions as the Administrative Agent shall have required as to all or any matters under the laws of the United States of America, the State of New York, the State of Texas and the State of Louisiana.

f)     No Event of Default.  The Administrative Agent shall be satisfied that no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default has occurred and be continuing and the representations and warranties of any Security Party contained in the Original Agreement, as amended by this Amendment, shall be true on and as of the date of this Amendment, and the Administrative Agent shall have received a certificate signed by a duly authorized officer of each Security Party dated as of such date, to the effect of the foregoing.

10.   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

11.   Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

12.   Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

STOLTHAVEN HOUSTON INC., as Borrower

By	/s/ John E. Greenwood
Name: John E. Greenwood
Title: Attorney-in-Fact

STOLTHAVEN NEW ORLEANS LLC, as Borrower

By	/s/ John E. Greenwood
Name: John E. Greenwood
Title: Attorney-in-Fact

DNB NOR BANK ASA, New York Branch, as Lender

By	/s/ Sanjiv Nayar
Name: Sanjiv Nayar
Title: Senior Vice President

By	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: Vice President

DEUTSCHE BANK AG IN HAMBURG, as Lender

By	/s/ EHRHARDT	/s/ Roth
Name: EHRHARDT		ROTH
Title: DIRECTOR		VICE PRESIDENT

KFW, as Lender

By	/s/ Josef Bellmann	/s/ Schenk
Name: Josef Bellmann		Schenk
Title:

DVB BANK AG, as Lender

By	/s/ [ILLEGIBLE]	/s/ Thomas Meckel
Name: [ILLEGIBLE]		Thomas Meckel
Title: SVP		Vice President

DNB NOR BANK ASA, New York Branch, as Administrative Agent and Collateral Agent

By	/s/ Sanjiv Nayar
Name: Sanjiv Nayar
Title: Senior Vice President

By	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: Vice President

CONSENT AND AGREEMENT

Each of the undersigned, referred to in the foregoing Amendment No. 1 to Term Loan and Revolving Credit Facility Agreement as a “Security Party”, hereby consents and agrees to said Amendment No. 1 and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Amendment No. 1 and agrees particularly to be bound by the representations, warranties and covenants relating to the undersigned contained in said Amendment No. 1 to the same extent as if the undersigned were a party to said Amendment No. 1.  Each hereby reaffirms its obligations under that certain Guaranty dated August 13, 2004 notwithstanding the amendments to the Original Agreement contemplated by the foregoing Amendment No. 1.

STOLT-NIELSEN S.A.

By:	/s/ John E. Greenwood
Name: John E. Greenwood
Title: Attorney-in-Fact

STOLT-NIELSEN TRANSPORTATION GROUP LTD.

By:	/s/ John E. Greenwood
Name: John E. Greenwood
Title: Attorney-in-Fact